Exhibit 99.1

News

Investor Contact:
Logan Bonacorsi
lbonacorsi@caleres.com

Caleres Reports Second Quarter 2021 Results

●	Drove sequential sales growth and significant gross margin improvement
●	Achieved all-time record quarterly earnings
●	Paid down an additional $100 million of debt
●	Expects fiscal full-year 2021 adjusted earnings per share of between $3.25 to $3.50

ST. LOUIS, August 31, 2021 - Caleres (NYSE: CAL, caleres.com), operating a powerful portfolio of consumer-centric footwear brands, today reported financial results for the second quarter ended July 31, 2021. During the quarter, through its laser focus on the consumer’s evolving preferences and ongoing efforts to drive growth across its omni-channel ecosystem, Caleres continued to capitalize on positive consumer demand trends and an accelerated recovery in the footwear marketplace, achieving sequential growth in both revenues and gross margin and delivering its most profitable quarter ever. The company made excellent progress toward its balance sheet goals, paying down $100 million of debt bringing its total amount of debt reduction to $340 million since early 2020, reducing its credit facility borrowings to $100 million at quarter end.

“The Caleres team continued to execute at a high level during the quarter, achieving another significant sequential increase in sales and delivering earnings well in excess of pre-pandemic levels,” said Diane Sullivan, Chairman and Chief Executive Officer. “This exceptional performance was led by record-setting quarterly results at Famous Footwear, which in a single quarter delivered operating earnings that exceeded full year 2019. Driving these results, Famous Footwear achieved a more than eight-percent increase in revenue, a more than 100-percent increase in return on sales, and a 670-basis-point increase in gross margin to reach approximately 50 percent versus the same period of 2019. Complementing Famous Footwear’s outstanding performance, our Brand Portfolio surpassed its operating earnings for the same period of 2019, led by strong and improving earnings results from key leadership and emerging brands, including Vionic, Sam Edelman, Allen Edmonds and Blowfish Malibu.

Second Quarter 2021 Highlights

(13-weeks ended July 31, 2021 compared to 13-weeks ended August 1, 2020)

●	Net sales were $675.5 million, up 34.7 percent from the second quarter of fiscal 2020
‒	A 35.8 percent sales increase in the Famous Footwear segment;
‒	A 30.2 percent sales increase in the Brand Portfolio segment;
‒	Direct-to-consumer sales represented 79 percent of total net sales
●	Gross profit was $322.3 million, while gross margin was 47.7 percent, or an approximately 11 full percentage point improvement over second quarter 2020;
‒	A 50.1 percent gross margin in the Famous Footwear segment;
‒	A 39.7 percent gross margin in the Brand Portfolio segment;
●	SG&A expense of $259.5 million, or 38.4 percent of total net sales, down from 40.1 percent of total net sales in the second quarter of fiscal 2020;
●	Net income of $37.4 million, or earnings of $0.97 per diluted share, compared to net loss of $30.7 million, or a loss of $0.83 per diluted share, in the second quarter of fiscal 2020. Earnings of $0.97 per share includes $0.22 for the below items:
‒	Fair value adjustment of $0.14 associated with the mandatory purchase obligation for Blowfish Malibu; and
‒	Deferred tax valuation allowances of $0.08;
●	Adjusted net income was approximately $46.0 million, or adjusted earnings of $1.19 per diluted share compared to adjusted net loss of $21.1 million, or adjusted loss of $0.57 per diluted share, in the second quarter of fiscal 2020;
●	Generated $65.2 million in cash from operations and ended the second quarter with $54.7 million of cash on hand;
●	Inventory levels were down slightly, or approximately two percent, year-over-year, reflecting ongoing disruptions in the global supply chain;
●	Reduced credit facility borrowings by $100 million from the first quarter of 2021 to end the second quarter at $100 million under its credit facility;
●	Returned $2.7 million to shareholders during the quarter through its long-standing and uninterrupted quarterly dividend.

Capital Structure

The company has continued to take actions to drive long-term value for its shareholders, investing in the business and enhancing its capital structure. As indicated, Caleres reduced the borrowings under its asset-based revolving credit facility by $100 million. Subsequently, on August 16, 2021, the company proactively called $100 million, or half, of the aforementioned senior secured notes and shifted this higher-cost debt to the revolving credit facility, resulting in a nearly 50-percent reduction in the interest rate on this piece of debt. The company ended the year’s fiscal first half with $200 million of short-term debt and $100 million of long-term debt, which compares to total indebtedness of roughly $640 million at the end of the first quarter of 2020. Further complementing this effort, Caleres is currently in the process of renegotiating and renewing the terms of its asset-based revolving credit facility to better reflect the company’s dramatically improved capital structure and business outlook.

“During the period, we maintained our sharp focus on driving towards our long-term goal of zero net debt,” said Ken Hannah, Senior Vice President and Chief Financial Officer. “During the course of the past five quarters, we have utilized our strong cash generation to lower our overall indebtedness – creating significant long-term value for equity holders in the process. As we progress through 2021, we will continue to prioritize debt reduction in our capital allocation strategy, while simultaneously lowering interest expense levels still further on the debt that remains.”

Fiscal Full Year 2021 Outlook

“Looking ahead, we remain cautious about the macro environment given the uncertainty surrounding new COVID-19 variants and ongoing challenges in the global supply chain,” said Sullivan. “To that end, we are taking actions to minimize these disruptions and believe we are well-equipped to partially offset some of these cost headwinds. Even with these uncertainties, I remain highly confident in the team’s ability to build upon our recent strong performance at Famous and improving results in the Brand Portfolio, leverage our diversified brand model and continue to execute on our long-term strategic priorities in the year’s back half. We strongly believe in our prospects for delivering record annual adjusted earnings per share for fiscal year 2021 and are enthusiastic about our strategy for ongoing value creation and for the long-term opportunities that lie ahead for Caleres.”

For the third quarter we expect adjusted earnings per share of between $1.10 and $1.25 and for fiscal full year 2021, Caleres expects adjusted earnings per share to be between $3.25 and $3.50.

Investor Conference Call

Caleres will host an investor conference call at 5:00 p.m. ET today, Tuesday, August 31. The webcast and associated slides will be available at investor.caleres.com/news/events. A live conference call will be available at (877) 217-9089 for analysts in North America or (706) 679-1723 for international analysts by using the conference ID 8448125. A replay will be available at investor.caleres.com/news/events/archive for a limited period. Investors may also access the replay by dialing (855) 859-2056 in North America or (404) 537-3406 internationally and using the conference ID 8448125 through Tuesday, September 14.

Definitions

All references in this press release, outside of the condensed consolidated financial statements that follow, unless otherwise noted, related to net earnings (loss) attributable to Caleres, Inc. and diluted earnings (loss) per common share attributable to Caleres, Inc. shareholders, are presented as net earnings (loss) and earnings (loss) per diluted share, respectively.

Non-GAAP Financial Measures

In this press release, the company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the company provides historic and estimated future gross profit, operating earnings (loss), net earnings (loss) and earnings (loss) per diluted share adjusted to exclude certain gains, charges and recoveries, which are non-GAAP financial measures. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains certain forward-looking statements and expectations regarding the company’s future performance and the performance of its brands. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially. These risks include (i) the coronavirus pandemic and its adverse impact on our business operations, store traffic and financial condition (ii) changing consumer demands, which may be influenced by consumers' disposable income, which in turn can be influenced by general economic conditions and other factors; (iii) rapidly changing consumer preferences and purchasing patterns and fashion trends; (iv) intense competition within the footwear industry; (v) customer concentration and increased consolidation in the retail industry; (vi) foreign currency fluctuations; (vii) impairment charges resulting from a long-term decline in our stock price; (viii) political and economic conditions or other threats to the continued and uninterrupted flow of inventory from China and other countries, where the company relies heavily on third-party manufacturing facilities for a significant amount of its inventory; (ix) cybersecurity threats or other major disruption to the company’s information technology systems; (x) the ability to accurately forecast sales and manage inventory levels; (xi) a disruption in the company’s distribution centers; (xii) the ability to recruit and retain senior management and other key associates; (xiii) the ability to maintain relationships with current suppliers; (xiv) the ability to secure/exit leases on favorable terms; (xv) transitional challenges with acquisitions and divestitures; (xvi) changes to tax laws, policies and treaties; (xvii) compliance with applicable laws and standards with respect to labor, trade and product safety issues; and (xviii) the ability to attract, retain, and maintain good relationships with licensors and protect our intellectual property rights.

# # #

About Caleres

Caleres is a diverse portfolio of global footwear brands.  Our products are available virtually everywhere - in the more than 1,000 retail stores we operate, in hundreds of major department and specialty stores, on our branded e-commerce sites, and on many additional third-party retail websites. Famous Footwear offers great casual and athletic brands for the entire family with convenient, curated, affordable collections. Sam Edelman keeps expressive women in step with the latest trends in a playful, whimsical way. Naturalizer shoes are beautiful from the inside out, with elegant simplicity and legendary fit re-imagined for today’s consumer. Allen Edmonds combines old world craft with new world technology to create luxe footwear for the discerning man who wants sophisticated, modern classics. Rounding out our family of brands are Vionic, Vince, Franco Sarto, Dr. Scholl’s Shoes, LifeStride, Blowfish Malibu, Bzees, Circus by Sam Edelman and Ryka. Combined, these brands make Caleres a company with both a legacy and a mission.  Our legacy is our more than 140 years of craftsmanship and our passion for fit, while our mission is to continue to inspire people to feel great… feet first. Visit caleres.com to learn more about us.

SCHEDULE 1

CALERES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)

	(Unaudited)
	Thirteen Weeks Ended		Twenty-Six Weeks Ended
($ thousands, except per share data)	July 31, 2021	August 1, 2020	July 31, 2021	August 1, 2020
Net sales	$675,531	$501,448	$1,314,167	$898,632
Cost of goods sold	353,238	318,828	716,987	594,114
Gross profit	322,293	182,620	597,180	304,518
Selling and administrative expenses	259,501	201,331	503,036	426,524
Impairment of goodwill and intangible assets	—	—	—	262,719
Restructuring and other special charges, net	—	5,429	13,482	65,625
Operating earnings (loss)	62,792	(24,140)	80,662	(450,350)
Interest expense, net	(11,941)	(13,387)	(23,734)	(22,866)
Other income, net	3,860	3,672	7,688	7,257
Earnings (loss) before income taxes	54,711	(33,855)	64,616	(465,959)
Income tax (provision) benefit	(16,559)	3,186	(20,080)	89,118
Net earnings (loss)	38,152	(30,669)	44,536	(376,841)
Net earnings (loss) attributable to noncontrolling interests	756	48	993	(286)
Net earnings (loss) attributable to Caleres, Inc.	$37,396	$(30,717)	$43,543	$(376,555)

Basic earnings (loss) per common share attributable to Caleres, Inc. shareholders	$0.98	$(0.83)	$1.14	$(9.94)

Diluted earnings (loss) per common share attributable to Caleres, Inc. shareholders	$0.97	$(0.83)	$1.13	$(9.94)

SCHEDULE 2

CALERES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
($ thousands)	July 31, 2021	August 1, 2020	January 30, 2021
ASSETS
Cash and cash equivalents	$54,684	$148,544	$88,295
Receivables, net	110,522	110,249	126,994
Inventories, net	565,512	574,830	487,955
Prepaid expenses and other current assets	76,645	96,426	79,312
Total current assets	807,363	930,049	782,556

Lease right-of-use assets	508,597	624,881	554,303
Property and equipment, net	161,066	193,593	172,437
Goodwill and intangible assets, net	233,777	270,361	240,071
Other assets	122,095	93,510	117,683
Total assets	$1,832,898	$2,112,394	$1,867,050

LIABILITIES AND EQUITY
Borrowings under revolving credit agreement	$100,000	$350,000	$250,000
Current portion of long-term debt	99,540	—	—
Mandatory purchase obligation - Blowfish Malibu	52,639	—	39,134
Trade accounts payable	348,795	280,319	280,501
Lease obligations	126,820	171,247	153,060
Other accrued expenses	250,875	216,334	182,814
Total current liabilities	978,669	1,017,900	905,509

Noncurrent lease obligations	463,746	579,399	518,942
Long-term debt	99,540	198,621	198,851
Other liabilities	45,652	71,340	39,894
Total other liabilities	608,938	849,360	757,687

Total Caleres, Inc. shareholders’ equity	240,697	242,240	200,247
Noncontrolling interests	4,594	2,894	3,607
Total equity	245,291	245,134	203,854
Total liabilities and equity	$1,832,898	$2,112,394	$1,867,050

SCHEDULE 3

CALERES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	(Unaudited)
	Twenty-Six Weeks Ended
($ thousands)	July 31, 2021	August 1, 2020
OPERATING ACTIVITIES:
Net cash provided by operating activities	$135,547	$67,520

INVESTING ACTIVITIES:
Purchases of property and equipment	(6,816)	(6,394)
Capitalized software	(2,581)	(2,220)
Net cash used for investing activities	(9,397)	(8,614)

FINANCING ACTIVITIES:
Borrowings under revolving credit agreement	164,500	250,500
Repayments under revolving credit agreement	(314,500)	(175,500)
Dividends paid	(5,336)	(5,495)
Acquisition of treasury stock	—	(23,348)
Issuance of common stock under share-based plans, net	(3,752)	(973)
Other	(677)	(649)
Net cash (used for) provided by financing activities	(159,765)	44,535
Effect of exchange rate changes on cash and cash equivalents	4	(115)
(Decrease) increase in cash and cash equivalents	(33,611)	103,326
Cash and cash equivalents at beginning of period	88,295	45,218
Cash and cash equivalents at end of period	$54,684	$148,544

SCHEDULE 4

CALERES, INC.
RECONCILIATION OF NET EARNINGS (LOSS) AND DILUTED EARNINGS (LOSS) PER SHARE (GAAP BASIS) TO ADJUSTED NET EARNINGS (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE (NON-GAAP BASIS)

	(Unaudited)
	Thirteen Weeks Ended
	July 31, 2021			August 1, 2020
		Net			Net (Loss)
	Pre-Tax	Earnings		Pre-Tax	Earnings	Diluted
	Impact of	Attributable	Diluted	Impact of	Attributable	(Loss)
	Charges/Other	to Caleres,	Earnings	Charges/Other	to Caleres,	Earnings
($ thousands, except per share data)	Items	Inc.	Per Share	Items	Inc.	Per Share

GAAP earnings (loss)		$37,396	$0.97		$(30,717)	$(0.83)

Charges/other items:
Fair value adjustment to Blowfish purchase obligation	$7,115	5,284	0.14	$6,589	4,893	0.13
Deferred tax valuation allowances	—	3,294	0.08	—	—	—
COVID-19-related expenses (1)	—	—	—	5,429	4,709	0.13
Total charges/other items	$7,115	$8,578	$0.22	$12,018	$9,602	$0.26
Adjusted earnings (loss)		$45,974	$1.19		$(21,115)	$(0.57)

	(Unaudited)
	Twenty-Six Weeks Ended
	July 31, 2021			August 1, 2020
		Net			Net (Loss)
	Pre-Tax	Earnings		Pre-Tax	Earnings
	Impact of	Attributable	Diluted	Impact of	Attributable	Diluted (Loss)
	Charges/Other	to Caleres,	Earnings	Charges/Other	to Caleres,	Earnings
($ thousands, except per share data)	Items	Inc.	Per Share	Items	Inc.	Per Share

GAAP earnings (loss)		$43,543	$1.13		$(376,555)	$(9.94)

Charges/other items:
Fair value adjustment to Blowfish purchase obligation	$13,505	10,030	0.26	$9,822	7,294	0.19
Deferred tax valuation allowances	—	3,294	0.09	—	—	—
Brand Portfolio - business exits	13,482	11,927	0.31	1,598	1,187	0.03
Goodwill and intangible asset impairment charges	—	—	—	262,719	218,506	5.66
COVID-19-related expenses (2)	—	—	—	99,040	78,047	2.17
Total charges/other items	$26,987	$25,251	$0.66	$373,179	$305,034	$8.05
Adjusted earnings (loss)		$68,794	$1.79		$(71,521)	$(1.89)

(1)	Represents costs associated with the economic impact of the COVID-19 pandemic, primarily consisting of severance and the cost of supplies and deep cleaning of our facilities.
(2)	Represents costs associated with the economic impact of the COVID-19 pandemic, primarily consisting of impairment charges associated with property and equipment and lease right-of-use assets, inventory markdowns, expenses associated with factory order cancellations, provision for expected credit losses and severance.

SCHEDULE 5

CALERES, INC.
SUMMARY FINANCIAL RESULTS BY SEGMENT

SUMMARY FINANCIAL RESULTS

	(Unaudited)
	Thirteen Weeks Ended
	Famous Footwear		Brand Portfolio		Eliminations and Other		Consolidated
	July 31,	August 1,	July 31,	August 1,	July 31,	August 1,	July 31,	August 1,
($ thousands)	2021	2020	2021	2020	2021	2020	2021	2020
Net sales	$453,649	$333,935	$239,013	$183,622	$(17,131)	$(16,109)	$675,531	$501,448
Gross profit	227,414	119,155	94,890	64,002	(11)	(537)	322,293	182,620
Adjusted gross profit	227,414	119,155	94,890	64,002	(11)	(537)	322,293	182,620
Gross profit rate	50.1%	35.7%	39.7%	34.9%	0.0%	3.3%	47.7%	36.4%
Adjusted gross profit rate	50.1%	35.7%	39.7%	34.9%	0.0%	3.3%	47.7%	36.4%
Operating earnings (loss)	85,498	1,045	16,554	(14,111)	(39,260)	(11,074)	62,792	(24,140)
Adjusted operating earnings (loss)	85,498	1,633	16,554	(9,551)	(39,260)	(10,793)	62,792	(18,711)
Operating earnings (loss) %	18.8%	0.3%	6.9%	(7.7)%	n/m	n/m	9.3%	(4.8)%
Adjusted operating earnings (loss) %	18.8%	0.5%	6.9%	(5.2)%	n/m	n/m	9.3%	(3.7)%
Same-store sales % (on a 13-week basis)	(1.1)%	14.7%	16.3%	(24.7)%	—%	—%	—%	—%
Number of stores	912	936	87	202	—	—	999	1,138

n/m – Not meaningful

RECONCILIATION OF ADJUSTED RESULTS (NON-GAAP)

	(Unaudited)
	Thirteen Weeks Ended
	Famous Footwear		Brand Portfolio		Eliminations and Other		Consolidated
	July 31,	August 1,	July 31,	August 1,	July 31,	August 1,	July 31,	August 1,
($ thousands)	2021	2020	2021	2020	2021	2020	2021	2020
Gross profit	$227,414	$119,155	$94,890	$64,002	$(11)	$(537)	$322,293	$182,620
Charges/Other Items:
COVID-19-related expenses	—	—	—	—	—	—	—	—
Total charges/other items	—	—	—	—	—	—	—	—
Adjusted gross profit	$227,414	$119,155	$94,890	$64,002	$(11)	$(537)	$322,293	$182,620
Operating earnings (loss)	$85,498	$1,045	$16,554	$(14,111)	$(39,260)	$(11,074)	$62,792	$(24,140)
Charges/Other Items:
COVID-19-related expenses	—	588	—	4,560	—	281	—	5,429
Total charges/other items	—	588	—	4,560	—	281	—	5,429
Adjusted operating earnings (loss)	$85,498	$1,633	$16,554	$(9,551)	$(39,260)	$(10,793)	$62,792	$(18,711)

SCHEDULE 5

CALERES, INC.
SUMMARY FINANCIAL RESULTS BY SEGMENT

SUMMARY FINANCIAL RESULTS

	(Unaudited)
	Twenty-Six Weeks Ended
	Famous Footwear		Brand Portfolio		Eliminations and Other		Consolidated
	July 31,	August 1,	July 31,	August 1,	July 31,	August 1,	July 31,	August 1,
($ thousands)	2021	2020	2021	2020	2021	2020	2021	2020
Net sales	$851,754	$525,187	$489,318	$400,860	$(26,905)	$(27,415)	$1,314,167	$898,632
Gross profit	407,229	188,248	188,892	117,395	1,059	(1,125)	597,180	304,518
Adjusted gross profit	407,229	194,206	188,892	146,451	1,059	(1,125)	597,180	339,532
Gross profit rate	47.8%	35.8%	38.6%	29.3%	(3.9)%	4.1%	45.4%	33.9%
Adjusted gross profit rate	47.8%	37.0%	38.6%	36.5%	(3.9)%	4.1%	45.4%	37.8%
Operating earnings (loss)	133,371	(66,495)	13,733	(359,860)	(66,442)	(23,995)	80,662	(450,350)
Adjusted operating earnings (loss)	133,371	(43,944)	27,215	(19,690)	(66,442)	(23,359)	94,144	(86,993)
Operating earnings (loss) %	15.7%	(12.7)%	2.8%	(89.8)%	n/m	n/m	6.1%	(50.1)%
Adjusted operating earnings (loss) %	15.7%	(8.4)%	5.6%	(4.9)%	n/m	n/m	7.2%	(9.7)%
Same-store sales % (on a 26-week basis)	0.5%	13.9%	10.2%	(24.7)%	—%	—%	—%	—%
Number of stores	912	936	87	202	—	—	999	1,138

n/m – Not meaningful

RECONCILIATION OF ADJUSTED RESULTS (NON-GAAP)

	(Unaudited)
	Twenty-Six Weeks Ended
	Famous Footwear		Brand Portfolio		Eliminations and Other		Consolidated
	July 31,	August 1,	July 31,	August 1,	July 31,	August 1,	July 31,	August 1,
($ thousands)	2021	2020	2021	2020	2021	2020	2021	2020
Gross profit	$407,229	$188,248	$188,892	$117,395	$1,059	$(1,125)	$597,180	$304,518
Charges/Other Items:
COVID-19-related expenses	—	5,958	—	27,458	—	—	—	33,416
Brand Portfolio - business exits	—	—	—	1,598	—	—	—	1,598
Total charges/other items	—	5,958	—	29,056	—	—	—	35,014
Adjusted gross profit	$407,229	$194,206	$188,892	$146,451	$1,059	$(1,125)	$597,180	$339,532
Operating earnings (loss)	$133,371	$(66,495)	$13,733	$(359,860)	$(66,442)	$(23,995)	$80,662	$(450,350)
Charges/Other Items:
Goodwill and intangible asset impairment charges	—	—	—	262,719	—	—	—	262,719
COVID-19-related expenses	—	22,551	—	75,853	—	636	—	99,040
Brand Portfolio - business exits	—	—	13,482	1,598	—	—	13,482	1,598
Total charges/other items	—	22,551	13,482	340,170	—	636	13,482	363,357
Adjusted operating earnings (loss)	$133,371	$(43,944)	$27,215	$(19,690)	$(66,442)	$(23,359)	$94,144	$(86,993)

SCHEDULE 6

CALERES, INC.
BASIC AND DILUTED EARNINGS (LOSS) PER SHARE RECONCILIATION

	(Unaudited)
	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 31,	August 1,	July 31,	August 1,
	2021	2020	2021	2020
($ thousands, except per share data)
Net earnings (loss) attributable to Caleres, Inc.:
Net earnings (loss)	$38,152	$(30,669)	$44,536	$(376,841)
Net (earnings) loss attributable to noncontrolling interests	(756)	(48)	(993)	286
Net earnings (loss) attributable to Caleres, Inc.	37,396	(30,717)	43,543	(376,555)
Net earnings allocated to participating securities	(1,360)	—	(1,575)	—
Net earnings (loss) attributable to Caleres, Inc. after allocation of earnings to participating securities	$36,036	$(30,717)	$41,968	$(376,555)

Basic and diluted common shares attributable to Caleres, Inc.:
Basic common shares	36,880	37,113	36,794	37,881
Dilutive effect of share-based awards	267	—	212	—
Diluted common shares attributable to Caleres, Inc.	37,147	37,113	37,006	37,881

Basic earnings (loss) per common share attributable to Caleres, Inc. shareholders	$0.98	$(0.83)	$1.14	$(9.94)

Diluted earnings (loss) per common share attributable to Caleres, Inc. shareholders	$0.97	$(0.83)	$1.13	$(9.94)

SCHEDULE 7

CALERES, INC.
BASIC AND DILUTED ADJUSTED EARNINGS (LOSS) PER SHARE RECONCILIATION

	(Unaudited)
	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 31,	August 1,	July 31,	August 1,
	2021	2020	2021	2020
($ thousands, except per share data)
Adjusted net earnings (loss) attributable to Caleres, Inc.:
Adjusted net earnings (loss)	$46,730	$(21,067)	$69,787	$(71,807)
Net (earnings) loss attributable to noncontrolling interests	(756)	(48)	(993)	286
Adjusted net earnings (loss) attributable to Caleres, Inc.	45,974	(21,115)	68,794	(71,521)
Net earnings allocated to participating securities	(1,673)	—	(2,504)	—
Adjusted net earnings (loss) attributable to Caleres, Inc. after allocation of earnings to participating securities	$44,301	$(21,115)	$66,290	$(71,521)

Basic and diluted common shares attributable to Caleres, Inc.:
Basic common shares	36,880	37,113	36,794	37,881
Dilutive effect of share-based awards	267	—	212	—
Diluted common shares attributable to Caleres, Inc.	37,147	37,113	37,006	37,881

Basic adjusted earnings (loss) per common share attributable to Caleres, Inc. shareholders	$1.20	$(0.57)	$1.80	$(1.89)

Diluted adjusted earnings (loss) per common share attributable to Caleres, Inc. shareholders	$1.19	$(0.57)	$1.79	$(1.89)